SCHEDULE II

     					INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

      					SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-INTL MULTIFOODS CORP.

          GAMCO INVESTORS, INC.
                       6/18/04           36,600-              (1)
                       6/18/04           32,500-              (1)
                       6/18/04           39,100-              (1)
                       6/18/04           33,700-              (1)
                       6/18/04           15,200-              (1)
                       6/18/04            4,700-              (1)
                       6/16/04              700-           24.9500
                       6/15/04           34,000-           25.1081
                       6/15/04            1,200-           25.1000
                       6/15/04              500-             *DO
                       6/15/04            2,000-           25.0600
                       6/14/04           10,000-           25.0250
                       6/14/04            7,500-           25.0212
                       6/14/04           10,000-           25.0200
                       6/14/04            3,000-           25.0150
                       6/10/04            5,000-           24.9700
                       6/09/04            5,000-           24.9688
                       6/09/04            2,000-           24.9525
                       6/08/04            7,900-           25.0000
                       6/08/04            5,000-           24.9800
    GABELLI SECURITIES, INC.
           GABELLI ASSOCIATES LTD
                       6/18/04          211,700-              (1)
           GAF II
                       6/18/04            5,900-              (1)
           GABELLI ASSOCIATES FUND
                       6/18/04          153,500-              (1)
          GABELLI FUNDS, LLC.
               GABELLI ABC FUND
                       6/15/04            1,800-           25.0400
                       6/14/04           18,200-           25.0451

(1) THE TRANSACTIONS ON 6/18/04 WERE IN CONNECTION WITH THE MERGER DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO SCHEDULE
13D. IN THE MERGER, HOLDERS OF THE ISSUER'S SHARES RECEIVED $5.00 PER SHARE AND 0.4103 SHARES OF J.M. SMUCKER COMPANY COMMON STOCK FOR EACH OF THE ISSUER'S SHARES. UNLESS OTHERWISE INDICATED, ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.